EXHIBIT 11.1

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                                ZYTEC CORPORATION
                       COMPUTATION OF NET INCOME PER SHARE



                                                                       Three Months Ended               Nine Months Ended
                                                                       ------------------               -----------------
                                                                 September 29,     October 1,    September 29,     October 1,
                                                                      1996             1995           1996            1995
                                                                  -----------      -----------     -----------     -----------
       Net income                                                 $ 1,774,000      $ 1,448,000     $ 8,771,000     $ 1,923,000

       Net income per common and common
            equivalent share, primary                             $      0.18      $      0.16     $      0.87     $      0.21

       Net income per common and common
            equivalent share, fully diluted                       $      0.18      $      0.16     $      0.87     $      0.21


       Primary:
            Weighted average number of common
                 shares outstanding                                 9,102,513        8,581,000       8,935,519       8,531,636

            Common equivalent shares:
                 Dilutive stock options and warrants,
                      using Modified Treasury Stock
                      Method                                          970,955          705,742       1,090,382         742,310
                                                                  -----------      -----------     -----------     -----------
                                                                   10,073,468        9,286,742      10,025,901       9,273,946
                                                                  ===========      ===========     ===========     ===========


       Fully Diluted:
            Weighted average number of common
                 shares outstanding                                 9,102,513        8,581,000       8,935,519       8,531,636

            Common equivalent shares:
                 Dilutive stock options and warrants,
                      using Modified Treasury Stock
                      Method                                        1,007,431          722,444       1,141,456         771,922
                                                                  -----------      -----------     -----------     -----------
                                                                   10,109,944        9,303,444      10,076,975       9,303,558
                                                                  ===========      ===========     ===========     ===========


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